Exhibit 99.1

Brooks Automation Reports Fiscal Second Quarter Ended March 31, 2012 Results

CHELMSFORD, Massachusetts, May 10, 2012 – Brooks Automation, Inc. (Nasdaq:BRKS), a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing and life sciences today reported financial results for the second quarter and six-months ended March 31, 2012.

Fiscal Second Quarter of 2012 Financial and Operational Highlights:

•	Revenues were $139.3 million; Order Bookings increased 20.9% sequentially to $155.3 million;

•	GAAP EPS was $0.14 and EPS excluding special charges was $0.20;

•	Adjusted EBITDA was $20.6 million;

•	Cash, Cash Equivalents and Marketable Securities as of March 31st were $204.3 million, or $3.10 per diluted share with no Debt;

•	Generated 40 Design-in-Wins during the first six months of fiscal 2012 with OEM Customers.

Management Comments

“We generated revenue and earnings during the quarter at the high end of our guidance range due to a number of factors including 21% sequential growth in our Product Solutions segment as we had full participation in the front end semiconductor market recovery and we improved consolidated gross margin by 110 basis points on a sequential basis,” stated Steve Schwartz, President & Chief Executive Officer of Brooks. “In addition, our Life Science Systems revenue continued to grow and achieved profitability absent purchase accounting adjustments. We are pleased with the continued progression of this business segment.”

Dr. Schwartz continued, “During the first six months of this year we made improvements in many aspects of our business and will be focusing on better overhead absorption, higher gross margins and enhanced supply chain management during the second half of fiscal 2012. With our strong cash position, no debt and increasing cash flow, we are well positioned to reinvest in our business and continue to offer our customers the next generation of product and systems solutions.”

Second Quarter of Fiscal 2012 Results

Revenues for the second quarter of fiscal 2012 were $139.3 million, compared to revenues of $120.2 million in the first quarter of fiscal 2012 and $192.7 million in the second quarter of fiscal 2011, which included $49.1 million from the Contract Manufacturing business that was sold at the end of the third quarter of fiscal 2011. Revenues for the Brooks Product Solutions segment increased 21.3% on a sequential basis compared to the first fiscal quarter of 2012 with 32.2% growth in product sales into semiconductor markets. Revenues for the Brooks Life Science Systems segment increased 14.1% sequentially with strong Automated Sample Management store revenues, while revenues for the Brooks Global Services segment decreased 3.9% on lower pump service revenues.

Order bookings for the second quarter of fiscal 2012 grew 20.9% to $155.3 million, compared to order bookings in the fiscal first quarter of $128.5 million. Bookings included strong Life Science Systems orders for fiscal 2013 delivery.

Gross profit margin was 34.7% for the second quarter of fiscal 2012, compared to gross profit margins of 33.6% for the first quarter of fiscal 2012 and 32.0% for the second quarter of fiscal 2011. The second quarter of fiscal 2012 improved 110 basis points compared to the first quarter of fiscal 2012 due to a larger contribution from the higher margins Brooks Life Science Systems segment as operational performance continues to improve. Gross margins as compared to performance in 2011 are impacted by the Life Science Systems acquisitions and the Contract Manufacturing divestiture.

Net income for the second quarter of fiscal 2012 amounted to $9.5 million, or $0.14 per diluted share, which includes Life Science Systems acquisition related adjustments of $0.5 million and a $3.0 million charge related to the write-off of in-process research & development from a technology acquisition. Adjusted net income excluding these special charges was $13.0 million or $0.20 per diluted share. This compares to first quarter fiscal 2012 net income of $3.0 million or $0.05 per diluted share and $26.6 million or $0.41 per diluted share in the second quarter of fiscal 2011.

Adjusted EBITDA (Earnings before Interest, Tax, Depreciation and Amortization) for the second quarter of fiscal 2012 was $20.6 million, which compared to $10.8 million in the first quarter of fiscal 2012 and $34.1 million in the second quarter of fiscal 2011. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows included in this release.

Net cash provided by operating activities for the second quarter of fiscal 2012 was $16.6 million, which drove an increase in total cash and marketable securities to $204.3 million at March 31, 2012.

Six Months ended March 31, 2012 Results

Revenues for the six months ended March 31, 2012 were $259.6 million, compared to revenues of $371.0 million for the six months ended March 31, 2011, which included $95.0 million from the Contract Manufacturing business that was sold at the end of the third quarter of fiscal 2011. Net income for the six months ended March 31, 2012, including the impact of certain adjustments and charge-offs were $12.5 million or $0.19 per diluted share compared to $50.1 million or $0.77 per diluted share for the six months ended March 31, 2011.

Quarterly Cash Dividend

The Company additionally announced that the Board of Directors had declared a dividend of $0.08 per share payable on June 29, 2012 to stockholders of record on June 8, 2012. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company’s Board of Directors.

Guidance for Third Fiscal Quarter of Fiscal 2012

The Company announced revenue and earnings guidance for the third quarter of fiscal 2012. Revenues are expected to increase sequentially up to 5% and range between $140 million and $147 million. GAAP earnings are expected to range between $0.13 and $0.18 per diluted share and non-GAAP earnings, excluding special charges which will arise principally from certain restructuring activities, are expected to range between $0.15 and $0.20.

Conference Call

Brooks management will webcast its second quarter earnings conference today at 4:30 p.m. Eastern Time to discuss the fiscal second quarter business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Their responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks’ website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call (888) 419-5570 (US only) or (617) 896-9871 to listen to the live broadcast. The passcode for this telephone access is 604 100 53.

About Brooks Automation, Inc.

Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing, life sciences, and clean energy. Our technologies, engineering competencies and global service capabilities provide customers speed to market, and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, we have been a leading partner to the global semiconductor manufacturing market and through product development initiatives and strategic business acquisitions; we have expanded our reach to meet the needs of customers in the life sciences industry, analytical & research markets and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia.

For more information, please visit www.brooks.com.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers - particularly those manufacturing in Thailand - in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	March 31, 2012	September 30, 2011
Assets
Current assets
Cash and cash equivalents	$81,155	$58,833
Restricted cash	817	1,293
Marketable securities	71,057	65,695
Accounts receivable, net	80,492	76,701
Inventories, net	105,065	107,654
Prepaid expenses and other current assets	10,051	10,348

Total current assets	348,637	320,524
Property, plant and equipment, net	66,676	68,596
Long-term marketable securities	52,059	81,290
Goodwill	88,440	84,727
Intangible assets, net	43,881	44,314
Equity investment in joint ventures	33,924	34,612
Other assets	3,059	2,557

Total assets	$636,676	$636,620

Liabilities and equity
Current liabilities
Accounts payable	$46,048	$40,199
Deferred revenue	10,595	14,073
Accrued warranty and retrofit costs	7,281	7,438
Accrued compensation and benefits	12,820	17,288
Accrued restructuring costs	120	293
Accrued income taxes payable	3,273	4,015
Accrued expenses and other current liabilities	13,329	12,433

Total current liabilities	93,466	95,739
Income taxes payable	10,318	11,728
Long-term pension liability	7,209	7,161
Other long-term liabilities	3,401	3,394

Total liabilities	114,394	118,022

Contingencies
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 79,778,340 shares issued and 66,316,471 shares outstanding at March 31, 2012, 79,737,189 shares issued and 66,275,320 shares outstanding at September 30, 2011	798	797
Additional paid-in capital	1,813,848	1,809,287
Accumulated other comprehensive income	16,710	19,480
Treasury stock at cost, 13,461,869 shares at March 31, 2012 and September 30, 2011	(200,956)	(200,956)
Accumulated deficit	(1,108,720)	(1,110,599)

Total Brooks Automation, Inc. stockholders’ equity	521,680	518,009
Noncontrolling interest in subsidiaries	602	589

Total equity	522,282	518,598

Total liabilities and equity	$636,676	$636,620

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2012	2011	2012	2011
Revenues
Product	$117,621	$174,936	$214,719	$336,125
Services	21,716	17,715	44,846	34,893

Total revenues	139,337	192,651	259,565	371,018

Cost of revenues
Product	75,443	118,661	139,732	227,634
Services	15,612	12,316	31,194	24,391

Total cost of revenues	91,055	130,977	170,926	252,025

Gross profit	48,282	61,674	88,639	118,993

Operating expenses
Research and development	12,529	9,442	24,478	18,340
Selling, general and administrative	24,270	25,245	51,012	49,723
Restructuring charges	42	246	245	460
In-process research and development	3,026	—	3,026	—

Total operating expenses	39,867	34,933	78,761	68,523

Operating income	8,415	26,741	9,878	50,470
Interest income	273	261	552	536
Interest expense	—	(28)	(7)	(29)
Other income (expense), net	(51)	256	295	417

Income before income taxes and equity in earnings of joint ventures	8,637	27,230	10,718	51,394
Income tax provision (benefit)	(659)	1,035	(359)	2,023

Income before equity in earnings of joint ventures	9,296	26,195	11,077	49,371
Equity in earnings of joint ventures	195	408	1,420	718

Net income	$9,491	$26,603	$12,497	$50,089

Net income attributable to noncontrolling interests	(5)	(18)	(13)	(18)

Net income attributable to Brooks Automation, Inc.	$9,486	$26,585	$12,484	$50,071

Basic net income per share attributable to Brooks Automation, Inc. common stockholders	$0.15	$0.41	$0.19	$0.78

Diluted net income per share attributable to Brooks Automation, Inc. common stockholders	$0.14	$0.41	$0.19	$0.77

Shares used in computing earnings per share

Basic	65,038	64,516	64,925	64,388

Diluted	65,828	65,061	65,552	64,801

BROOKS AUTOMATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six months ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$12,497	$50,089
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,621	8,312
Stock-based compensation	4,924	3,616
Amortization of premium on marketable securities	1,244	921
Undistributed earnings of joint ventures	(1,420)	(718)
(Gain) loss on disposal of long-lived assets	(47)	14
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	(2,951)	(6,199)
Inventories	3,540	(9,744)
Prepaid expenses and other current assets	(732)	2,853
Accounts payable	5,894	(4,807)
Deferred revenue	(3,949)	92
Accrued warranty and retrofit costs	(172)	(538)
Accrued compensation and benefits	(5,630)	(2,443)
Accrued restructuring costs	(168)	(1,956)
Accrued expenses and other current liabilities	(1,954)	(574)

Net cash provided by operating activities	21,697	38,918

Cash flows from investing activities
Purchases of property, plant and equipment	(4,384)	(3,175)
Purchases of marketable securities	(39,097)	(71,225)
Sale/maturity of marketable securities	61,970	37,551
Acquisition, net of cash acquired	(8,716)	—
Decrease (increase) in restricted cash	476	(3,788)

Net cash provided by (used in) investing activities	10,249	(40,637)

Cash flows from financing activities
Proceeds from the issuance of common stock, net of issuance costs	842	681
Common stock dividend paid	(10,442)	—

Net cash (used in) provided by financing activities	(9,600)	681

Effects of exchange rate changes on cash and cash equivalents	(24)	543

Net increase (decrease) in cash and cash equivalents	22,322	(495)
Cash and cash equivalents, beginning of period	58,833	59,823

Cash and cash equivalents, end of period	$81,155	$59,328

Notes on Non-GAAP Financial Measures:

The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of non-recurring income and special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks' day-to-day operations. A table reconciling income and diluted earnings per share from operations is presented below:

	Quarter ended
	March 31, 2012		December 31, 2011		March 31, 2011
	$	per share	$	per share	$	per share
Net income attributable to Brooks Automation, Inc.	$9,486	$0.14	$2,998	$0.05	$26,585	$0.41

Purchase accounting impact on contracts acquired	471	0.01	360	0.01	—	—
Restructuring charges	42	0.00	203	0.00	246	0.00
Merger costs	—	—	221	0.00	—	—
In-process R&D purchased	3,026	0.05	—	—	—	—

Adjusted net income attributable to Brooks Automation, Inc.	13,025	0.20	3,782	0.06	26,831	0.41

Stock-based compensation	3,181	0.05	1,743	0.03	2,407	0.04

Adjusted net income attributable to Brooks Automation, Inc., excluding stock-based compensation	$16,206	$0.25	$5,525	$0.08	$29,238	$0.45

	Six Months Ended
	March 31, 2012		March 31, 2011
	$	per share	$	per share
Net income attributable to Brooks Automation, Inc.	$12,484	$0.19	$50,071	$0.77

Purchase accounting impact on contracts acquired	831	0.01	—	—
Restructuring charges	245	0.00	460	0.01
Merger costs	221	0.00	—	—
In-process R&D purchased	3,026	0.05	—	—

Adjusted net income attributable to Brooks Automation, Inc.	$16,807	0.26	$50,531	0.78

Stock-based compensation	4,924	0.08	3,616	0.06

Adjusted net income attributable to Brooks Automation, Inc. - excluding stock-based compensation	$21,731	$0.33	$54,147	$0.84

	Quarter ended			Six months ended
	Mar 31, 2012	Dec 31, 2011	Mar 31, 2011	Mar 31, 2012	Mar 31, 2011
Net income attributable to Brooks Automation, Inc.	$9,486	$2,998	$26,585	12,484	50,071

Less: Interest income	(273)	(279)	(261)	(552)	(536)
Add: Interest expense	—	7	28	7	29
Add: Income tax provision (benefit)	(659)	300	1,035	(359)	2,023
Add: Depreciation	3,280	3,262	3,109	6,542	6,454
Add: Amortization of completed technology	935	789	480	1,724	959
Add: Amortization of acquired intangible assets	1,138	1,217	449	2,355	899
Add: Stock-based compensation	3,181	1,743	2,407	4,924	3,616
Add: Restructuring charges	42	203	246	245	460
Add: Purchase accounting impact on contracts acquired	471	360	—	831	—
Add: Merger costs	—	221	—	221	—
Add: In-process R&D purchased	3,026	—	—	3,026	—

Adjusted EBITDA	$20,627	$10,821	$34,078	$31,448	$63,975

Contact:

Brooks Automation, Inc.

Barbara Culhane

Corporate Marketing Manager

978-262-2400

barbara.culhane@brooks.com

John Mills

Senior Managing Director

ICR, LLC

310-954-1105

john.mills@icrinc.com